SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):      April 25, 2012

CIRRUS LOGIC, INC.
(Exact name of Registrant as specified in its charter)

Delaware	0-17795	77-0024818
(State or Other Jurisdiction of	(Commission	(IRS Employer
Incorporation or Organization)	File Number)	Identification No.)

2901 Via Fortuna, Austin, TX		78746
(Address of Principal Executive Offices)		(Zip Code)

Registrant's telephone number, including area code:  (512) 851-4000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01—Entry into a Material Definitive Agreement.

The information set forth in Item 2.03 of this Current Report on Form 8-K is incorporated by reference into this Item 1.01.

Item 2.03—Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On April 19, 2012 (the “Closing Date”), Cirrus Logic, Inc. (the “Company”) entered into a Credit Agreement (the “Credit Agreement”) with Wells Fargo Bank, National Association, as Administrative Agent and Issuing Lender, Barclays Bank, as Syndication Agent, Wells Fargo Securities, LLC and Barclays Capital, as Joint Lead Arrangers and Co-Book Managers, and the lenders referred to therein (the “Lenders”).  Capitalized terms used and not defined in this Item 2.03 have the meanings given to such terms in the Credit Agreement.

The Credit Agreement provides for a $100 million unsecured revolving credit facility (the “Credit Facility”) with a $15 million letter of credit sublimit.  The Credit Facility matures on the earliest to occur of (a) the first anniversary of the Closing Date, (b) the date of termination of the Commitments as a result of a permanent reduction of all of the Commitments by the Company or (c) the date of termination of the Commitments as a result of an Event of Default (the “Maturity Date”). The Company must repay the outstanding principal amount of all borrowings, together with all accrued but unpaid interest thereon, on the Maturity Date.

Borrowings under the Credit Facility may, at the Company’s election, bear interest at either (a) a Base Rate plus the Applicable Margin (“Base Rate Loans”), where the Base Rate is determined by reference to the highest of (i) the prime rate publicly announced from time to time by the Administrative Agent, (ii) the Federal Funds Rate plus 0.50% and (iii) if available and not less than 0%, LIBOR for an interest period of one month plus the difference between the Applicable Margin for LIBOR Rate Loans and the Applicable Margin for Base Rate Loans at such time; or (b) a LIBOR Rate plus the Applicable Margin (“LIBOR Rate Loans”), where the Libor Rate is determined by the Administrative Agent pursuant to a formula under which the LIBOR Rate is equal to LIBOR divided by an amount equal to 1.00 minus the Eurodollar Reserve Percentage.  The Applicable Margin ranges from 0% to .25% per annum for Base Rate Loans and 1.25% to 1.75% per annum for LIBOR Rate Loans.

A Commitment Fee accrues at a rate per annum equal to the Applicable Margin, which ranges from 0.20% to 0.30% per annum, on the average daily unused portion of the Commitment of the non-defaulting Lenders.

The exact Applicable Margin and Commitment Fee will depend upon the Company’s performance under specified financial criteria.

With certain exceptions relating to LIBOR Rate Loans, the Company may prepay borrowings, in whole or in part, at any time upon prior written notice to the Administrative Agent.  If, at any time, the total of outstanding borrowings and outstanding letters of credit exceeds the Commitments under the Credit Facility, the Company must prepay the amount of the excess immediately upon notice from the Administrative Agent.

The Credit Agreement contains customary affirmative covenants, including, among others, covenants regarding the payment of taxes and other obligations, maintenance of insurance, reporting requirements and compliance with applicable laws and regulations.  Further, the Credit Agreement contains customary negative covenants limiting the ability of the Company or any Subsidiary Guarantors to, among other things, incur debt, grant liens, make investments, effect certain fundamental changes, make certain asset dispositions, make certain restricted payments, enter into certain transactions with Affiliates and permit aggregate Capital Expenditures to exceed $90.0 million on a rolling four-quarter basis.  The Credit Facility also contains certain negative financial covenants providing that (a) the ratio of Consolidated funded indebtedness to Consolidated EBITDA for the prior four consecutive quarters must not be greater than 1.75 to 1.00 and (b) the ratio of Consolidated EBITDA for the prior four consecutive quarters to Consolidated interest expense for the prior four consecutive quarters must not be less than 3.50 to 1.00.

Upon an Event of Default, the Lenders may declare all outstanding principal and accrued but unpaid interest under the Credit Facility immediately due and payable and may exercise the other rights and remedies provided for under the Credit Agreement.  Events of Default under the Credit Agreement include payment defaults, cross defaults with certain other indebtedness, breaches of covenants or representations, warranties, certifications or statements of fact, Changes in Control and bankruptcy events.  In certain circumstances, upon the occurrence and during the continuance of an Event of Default, the Credit Agreement provides that all outstanding obligations will bear interest at the Default Rate.

The description of the terms of the Credit Facility is only a summary of, and is qualified by reference to, the Credit Agreement.  A copy of the Credit Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.02     Results of Operations and Financial Condition.

On April 25, 2012, the Company issued a press release announcing its fourth quarter and fiscal year 2012 results along with information regarding the Company entering into the Credit Agreement disclosed in item 2.03.  The full text of the press release is attached as Exhibit No. 99.1 to this Current Report on Form 8-K.

Item 7.01     Regulation FD.

On April 25, 2012, in addition to issuing a press release, the Company posted on its website a shareholder letter to investors summarizing the financial results for the fourth quarter and fiscal year 2012.  The full text of the shareholder letter is attached as Exhibit No. 99.2 to this Current Report on Form 8-K.

The information contained in Items 2.02, 7.01, and 9.01 in this Current Report on Form 8-K and the exhibits attached hereto contain forward-looking statements regarding the Company and cautionary statements identifying important factors that could cause actual results to differ materially from those anticipated.  In addition, this information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall they be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Use of Non-GAAP Financial Information
To supplement Cirrus Logic's financial statements presented on a GAAP basis, Cirrus has provided non-GAAP financial information, including operating expenses, net income, operating margin and diluted earnings per share. A reconciliation of the adjustments to GAAP results is included in the tables provided with our press release and shareholder letter. Non-GAAP financial information is not meant as a substitute for GAAP results, but is included because management believes such information is useful to our investors for informational and comparative purposes. In addition, certain non-GAAP financial information is used internally by management to evaluate and manage the company.  As a note, the non-GAAP financial information used by Cirrus Logic may differ from that used by other companies.  These non-GAAP measures should be considered in addition to, and not as a substitute for, the results prepared in accordance with GAAP.

Item 9.01     Financial Statements and Exhibits.

(d)           Exhibits

Exhibit	Description

Exhibit 10.1	Credit Agreement dated April 19, 2012 among the Company, Wells Fargo Bank, National Association, as Administrative Agent and Issuing Lender, Barclays Bank, as Syndication Agent, Wells Fargo Securities, LLC and Barclays Capital, as Joint Lead Arrangers and Co-Book Managers, and the lenders referred to therein
Exhibit 99.1	Cirrus Logic, Inc. press release dated April 25, 2012
Exhibit 99.2	Cirrus Logic, Inc. shareholder letter dated April 25, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CIRRUS LOGIC, INC.

Date: April 25, 2012	By:	/s/ Thurman K. Case
Name: Thurman K. Case
Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1
Credit Agreement dated April 19, 2012 among the Company, Wells Fargo Bank, National Association, as Administrative Agent and Issuing Lender, Barclays Bank, as Syndication Agent, Wells Fargo Securities, LLC and Barclays Capital, as Joint Lead Arrangers and Co-Book Managers, and the lenders referred to therein

99.1	Registrant’s press release dated April 25, 2012.
99.2	Cirrus Logic, Inc. shareholder letter dated April 25, 2012